UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Laudus Trust
(Name of Registrant as Specified in its Charter)

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Schwab Funds®
INFORMATION STATEMENT
Laudus Trust
Schwab® Select Large Cap Growth Fund
211 Main Street
San Francisco, California 94105
September 18, 2023
Dear Shareholder,
We are pleased to inform you that Charles Schwab Investment Management, Inc., dba Schwab Asset Management has entered into new investment sub-advisory agreements on behalf of the Schwab Select Large Cap Growth Fund (the “Fund”), a series of Laudus Trust (the “Trust”), with American Century Investment Management, Inc. (“American Century”) and J.P. Morgan Investment Management Inc. (“JP Morgan,” together with American Century, the “New Subadvisers”).
At the recommendation of Schwab Asset Management, during a meeting held on June 7, 2023, the Trust’s Board of Trustees (the “Board” or “Trustees”) approved the appointment of American Century and JP Morgan as new subadvisers to manage an allocated portion of the Fund’s assets on September 15, 2023.
This Information Statement is being provided to shareholders of the Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (SEC). Please take a moment to read the enclosed Information Statement that describes the changes discussed above.
This Information Statement is for informational purposes only and no action is required on your part.
We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy.

Background of Transaction
Subject to oversight by the Board, under the terms of the investment advisory agreement with the Fund, Schwab Asset Management acts as “manager-of-managers” for the Fund and has overall responsibility for the management of the Fund. In connection with its duties as the manager-of-managers, Schwab Asset Management may allocate portions of the Fund’s assets to several subadvisers, who then manage their respective portions under the general supervision of Schwab Asset Management. Schwab Asset Management reviews and evaluates the Fund’s subadvisers on an ongoing basis.
As described in more detail under the “Additional Information about SEC Exemptive Order” section below, the Trust and Schwab Asset Management have received exemptive relief from the SEC permitting Schwab Asset Management to hire or terminate subadvisers without shareholder approval, subject to certain conditions. At a meeting held on June 7, 2023, and pursuant to Schwab Asset Management’s recommendation, the Board approved American Century and JP Morgan as new subadvisers for the Fund and approved corresponding investment sub-advisory agreements between Schwab Asset Management and each of American Century and JP Morgan (“New Sub-Advisory Agreements”).
The following table identifies the Fund’s new subadvisers, their areas of focus and approximate asset allocation as of September 15, 2023.
Investment Manager	Investment Style	Approximate Allocation of Net Assets (%)
American Century Investment Management, Inc.	U.S. large-cap growth	60%
J.P. Morgan Investment Management Inc.	U.S. large-cap growth	40%
Cash and other assets	—	—
Investment Strategies of American Century
American Century’s portfolio managers combine quantitative and fundamental research to seek to identify high quality, sustainable growth companies to find investment opportunities in companies with exceptional growth prospects. The portfolio is optimized using the Barra risk model to ensure style purity. The portfolio managers look for stocks of companies they believe will increase in value over time. The portfolio managers make their investment decisions based primarily on their analysis of individual companies, rather than on broad economic forecasts. Management of the portfolio is based on the belief that, over the long term, stock price movements follow growth in earnings, revenues and/or cash flow. The portfolio managers use a variety of analytical research tools and techniques to identify the stocks of larger-sized companies that meet their investment criteria. Under normal market conditions, the portfolio managers seek securities of companies whose earnings or revenues are not only growing, but growing at an accelerated pace. This includes companies whose growth rates, although still negative, are less negative than prior periods, and companies whose growth rates are expected to accelerate. Among other variables, the portfolio managers will consider the portfolio’s growth and momentum profile relative to the benchmark. Other analytical techniques help identify additional signs of business improvement, such as increasing cash flows, or other indications of the relative strength of a company’s business. In addition to accelerating growth and other signs of business improvement, the portfolio also considers companies demonstrating price strength relative to their peers. This means that the portfolio managers favor companies whose securities are the strongest performers compared to the overall market. These techniques help the portfolio managers make decisions about buying or holding the stocks of companies they believe have favorable growth prospects and selling the stocks of companies whose characteristics no longer meet their criteria.
Investment Strategies of JP Morgan
The J.P. Morgan Large Cap Growth Strategy employs a disciplined, repeatable process driven by stock selection combined with a strong emphasis on risk management. The risks we seek to manage are: don’t miss the truly outstanding stocks, mitigate the negative impact of big underperformers and maximize outperformance when the market environment is favorable for our process while minimizing underperformance in challenging environments. Our investment philosophy is based on the belief that long-term outperformance is achieved by investing in companies where we perceive a disconnect between fundamentals and market expectations. Keeping an open mind as to where opportunities come from also brings adaptability to the process. The stocks that we seek to invest in have three common characteristics, including: a large addressable market undergoing meaningful change, strong execution on a sustainable competitive advantage, and good price momentum.

New Sub-Advisory Agreements
The Trustees approved each New Sub-Advisory Agreement after a thorough analysis of the proposed services to be provided by American Century and JP Morgan. The material factors considered by the Trustees in approving each New Sub-Advisory Agreement are set forth below under the “Trustees’ Considerations” section. Some of the terms and conditions of the New Sub-Advisory Agreements are summarized below.
Duties of each New Subadviser. Subject to the supervision of the Trust, the Trustees and Schwab Asset Management, each New Subadviser is responsible for managing the investment and reinvestment of its respective Managed Assets and for determining, in its discretion, the securities and other property to be purchased or sold and the portion of the Managed Assets to be retained in cash. For purposes of each New Sub-Advisory Agreement, “Managed Assets” refers to the portion of the Fund’s assets that may be allocated by Schwab Asset Management for management by each New Subadviser from time to time, together with all income earned on those assets and all realized and unrealized capital appreciation related to those assets.
In performing its duties and obligations under each New Sub-Advisory Agreement, each New Subadviser is not permitted to consult with any other subadviser to the Fund concerning the Managed Assets, except to the extent permitted under the Investment Company Act of 1940, as amended (the “1940 Act”), or any rule, regulation or order thereunder. Each New Subadviser is required to use the same skill and care in providing investment advisory services to the Fund as it utilizes in providing investment advisory services to other fiduciary accounts for which it has similar investment responsibilities.
Each New Subadviser is not responsible for providing investment advice to any other portion of the Fund’s assets allocated to another investment manager, nor for reviewing the proxy solicitation materials and exercising voting rights associated with securities comprising the Managed Assets, unless Schwab Asset Management provides written instructions to the contrary.
Each New Subadviser is required to assist the Trust, the Fund’s distributor and Schwab Asset Management, as may be reasonably requested by such parties, in connection with the offering, sale and marketing of Fund shares. Such assistance may include, but is not limited to, attendance and participation in meetings, conferences and educational events; review of materials relating to each New Subadviser included in Fund materials; and providing certain other materials or data to Schwab Asset Management.
Each New Subadviser will provide appropriate assistance for determining, in good faith, the fair value of securities comprising the Managed Assets, when requested by Schwab Asset Management. However, the Fund is responsible for any fair value pricing determinations.
Each New Subadviser must fulfill its duties pursuant to the New Sub-Advisory Agreement in compliance with (i) such policies as the Trust, the Trustees and Schwab Asset Management may from time to time establish and communicate to each New Subadviser; (ii) the Fund’s prospectus and statement of additional information (SAI); (iii) the Trust’s Declaration of Trust and By-Laws; (iv) the provisions of the 1940 Act applicable to its respective Managed Assets; (v) the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (vi) to the extent Schwab Asset Management notifies each New Subadviser, any exemptive or other relief granted by the SEC; and (vii) certain other U.S. federal laws applicable to each New Subadviser’s provision of services to the Fund.
Each New Subadviser will perform these duties at its own expense, and will furnish all the office space, furnishings and equipment and the personnel that such New Subadviser requires to perform its duties under its New Sub-Advisory Agreement. Each New Subadviser is not required to pay for the cost of securities, commodities, and other investments (including brokerage commissions and other taxes and transaction charges, if any) purchased or sold for the Fund.
Portfolio Transactions. Subject to certain conditions, each New Subadviser is authorized to select brokers or dealers to execute the purchases and sales of portfolio securities and other property for the Fund and to utilize the services of a broker or dealer that provides brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended). In effecting transactions for the Fund and selecting brokers or dealers, each New Subadviser is required to seek, on behalf of the Fund, best execution. Each New Subadviser is permitted to aggregate orders for purchase or sale of its respective Managed Assets with similar orders being made concurrently for other accounts managed by such New Subadviser and its affiliates, and will allocate such transactions on a fair and reasonable basis.
Compensation of the New Subadvisers. As compensation for its services to the Fund under the New Sub-Advisory Agreements and expenses incurred in performing such services, each New Subadviser is entitled to receive fees from

Schwab Asset Management (not the Fund), based on a percentage of the average daily value of the portion of Fund’s net assets allocated to such New Subadviser. Accordingly, the appointment of the New Subadvisers to the Fund does not affect the management fees paid by the Fund or its shareholders. The following table shows the aggregate sub-advisory fees paid by Schwab Asset Management to the Fund’s unaffiliated subadviser, BlackRock Investment Management, LLC (“BlackRock”) during the Fund’s most recent fiscal year ended March 31, 2023. At a meeting held on June 7, 2023, the Trustees voted to terminate BlackRock as subadviser to the Fund effective on or about September 14, 2023.
Fund	Sub-Advisory Fees Paid by Schwab Asset Management to the BlackRock in Dollars	Sub-Advisory Fees Paid by Schwab Asset Management to BlackRock as a % of Average Net Assets of the Fund
Schwab Select Large Cap Growth Fund	$4,812,316
		First $1.5 billion	0.25%
		Over $1.5 billion to $2.5 billion	0.21%
		Over $2.5 billion	0.19%
Limitation of Liability of the New Subadvisers. Each New Sub-Advisory Agreement provides that the New Subadviser will not be liable for any claims, liabilities, damages, costs or losses (collectively, “Claims”) arising out of the New Sub-Advisory Agreement, except to the extent such Claims arise out of: (i) such New Subadviser’s negligence, bad faith or willful misfeasance; or (ii) such New Subadviser’s breach of the New Sub-Advisory Agreement.
Indemnification. The New Sub-Advisory Agreement provides that each New Subadviser will indemnify and keep indemnified the Trust, the Trustees and Schwab Asset Management, their affiliates and their respective employees, officers and directors from and against all Claims arising out of each New Sub-Advisory Agreement to the extent such Claims arise out of: (i) a New Subadviser’s negligence, bad faith or willful misfeasance; or (ii) a New Subadviser’s breach of their New Sub-Advisory Agreement.
Each New Sub-Advisory Agreement also provides that Schwab Asset Management will indemnify and keep indemnified the New Subadviser, its affiliates and their respective employees, officers and directors from and against all Claims arising out of the New Sub-Advisory Agreement, except to the extent such Claims arise out of: (i) Schwab Asset Management’s or the Trust’s negligence, bad faith or willful misfeasance; or (ii) Schwab Asset Management’s the Trust’s breach of the New Sub-Advisory Agreement.
Duration and Termination. Each New Sub-Advisory Agreement initially continues in effect for a period of two years after its effective date and will continue thereafter for successive one-year periods, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that in the event that the shareholders of the Fund fail to so approve a New Sub-Advisory Agreement, the New Subadviser may continue to serve in the manner and to the extent permitted by the 1940 Act.
Each New Sub-Advisory Agreement provides for termination, without cause and without payment of any penalty by the Trust, the Trustees or Schwab Asset Management, by vote of a majority of the Trustees or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice a New Subadviser, or by Schwab Asset Management upon 90 days’ written notice to the New Subadviser. In addition, each New Sub-Advisory Agreement may be terminated, with cause, by Schwab Asset Management at any time, without payment of any penalty by the Trust, the Trustees and Schwab Asset Management, upon written notice a New Subadviser. The New Sub-Advisory Agreement with American Century provides that it may not be terminated by the American Century prior to July 1, 2025, except in the following circumstances: (i) on written notice in the event of any material breach of the Sub-Advisory Agreement by Schwab Asset Management which, for the avoidance of doubt includes without limitation any non-payment by Schwab Asset Management of American Century’s fees for a period in excess of 90 days, or (ii) with immediate effect by written notice if so required by any competent regulatory authority. The New Sub-Advisory Agreement with JP Morgan may not be terminated by JP Morgan prior to July 1, 2025, except (i) if, in JP Morgan’s sole discretion, such termination is required by applicable law, regulatory or judicial or administrative organization or otherwise by applicable law, rule, regulation or consent order, (ii) for any material breach of the New Sub-Advisory Agreement by Schwab Asset Management; or (iii) any federal or state regulatory violation by or Schwab Asset Management that impairs its ability to perform under the New Sub-Advisory Agreement. Thereafter, each New Sub-Advisory Agreement may be terminated by a New Subadviser at any time, without cause and without payment of any penalty, upon 90 days’ written notice to Schwab Asset Management.

Each New Sub-Advisory Agreement terminates automatically in the event of its “assignment,” as defined in the 1940 Act, or in the event of the termination of the Investment Advisory and Administration Agreement between Schwab Asset Management and the Trust (the “Management Agreement”).
Trustees’ Considerations
At a meeting of the Board held on June 7, 2023, Schwab Asset Management recommended, and the Trustees, including a majority of the Independent Trustees, approved (1) the termination of BlackRock Investment Management, LLC (BlackRock); and (2) New Sub-Advisory Agreements pursuant to which American Century and JP Morgan were appointed as subadvisers (“investment managers” or “subadvisers”) to the Fund.
The Board was provided with detailed materials related to the new subadvisers in advance of, and additional materials at the meeting. The materials and related discussions included, but were not limited to, information about their (a) quality of investment management and other services; (b) investment management personnel; (c) operations and financial condition; (d) brokerage practices (including any soft dollar arrangements) and other investment strategies; (e) compliance systems; (f) policies on, and compliance procedures for, personal securities transactions; (g) reputation, expertise and resources; (h) performance compared with similar advisers; and (i) performance with respect to similar accounts managed by the subadvisers. In addition, the Board was provided with information about the level of the sub-advisory fees to be paid to American Century and JP Morgan, and comparable fees paid to American Century and JP Morgan for managing similar accounts. The Independent Trustees received advice from independent counsel to the Independent Trustees. The proposed appointment of American Century and JP Morgan was first reviewed and discussed in the Investment Oversight Committee of the Board (the “Committee”) on June 6, 2023. Following such discussion, the Committee recommended the New Sub-Advisory Agreements to the Board for approval.
In its consideration of the approval of the New Sub-Advisory Agreements, the Board considered a variety of specific factors, including:
1.
the nature, extent and quality of the services to be provided to the Fund under the New Sub-Advisory Agreements, including the resources of American Century and JP Morgan to be dedicated to the Fund;

2.
American Century’s and JP Morgan’s investment performance in providing sub-advisory services with respect to similar accounts;

3.
the Fund’s expenses and how those expenses would be impacted by the hiring of American Century and JP Morgan;

4.
the profitability of Schwab Asset Management and its affiliates, including Charles Schwab & Co., Inc. (Schwab), with respect to the Fund, including both direct and indirect benefits accruing to Schwab Asset Management and its affiliates; and

5.
the extent to which economies of scale may be realized as the Fund grows and whether fee levels in the New Sub-Advisory Agreements with American Century and JP Morgan reflect the economies of scale for the benefit of Fund investors.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of the sub-advisory services to be provided by American Century and JP Morgan to the Fund and the resources American Century and JP Morgan will dedicate to the Fund. In this regard, the Trustees considered the information provided by American Century and JP Morgan with respect to their history, reputation, expertise, qualifications of their personnel, and experience in managing the type of strategies for which American Century and JP Morgan were being engaged. The Board also considered reports regarding the search process undertaken by Schwab Asset Management that led to the identification of American Century and JP Morgan by Schwab Asset Management as well-qualified sub-advisers to the Fund each with an investment style consistent with the Fund’s investment objective and strategies, and Schwab Asset Management’s desired risk/return profile. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of American Century and JP Morgan’s compliance programs and the recommended compliance monitoring programs for American Century and JP Morgan. Following such evaluation, the Board concluded, within the context of its full deliberations, that the nature, extent and quality of services to be provided by American Century and JP Morgan to the Fund and the resources of American Century and JP Morgan to be dedicated to the Fund supported approval of the New Sub-Advisory Agreements with American Century and JP Morgan.

Investment Performance. The Board considered American Century and JP Morgan’s investment performance in determining whether to approve the New Sub-Advisory Agreements. Specifically, the Trustees considered American Century and JP Morgan’s risk profiles as well as their overall relative performance in providing investment advisory services to similar accounts. Following such evaluation, the Board concluded, within the context of its full deliberations, that the investment performance of American Century and JP Morgan supported approval of the New Sub-Advisory Agreements.
Fund Expenses. With respect to the Fund’s expenses, the Trustees considered the rates of compensation to be paid under the New Sub-Advisory Agreements, and the Fund’s net operating expense ratio. When considering the fees to be paid to American Century and JP Morgan, the Trustees took into account the fact that American Century and JP Morgan will be compensated by Schwab Asset Management, and not by the Fund directly, and that the fees paid to American Century and JP Morgan would not impact the fees paid by the Fund to Schwab Asset Management. The Trustees also considered fees charged by American Century and JP Morgan to comparable sub-advised accounts. The Board considered Schwab Asset Management’s statements that the fees to be paid to American Century and JP Morgan are reasonable in light of the anticipated quality of services to be provided by American Century and JP Morgan. Following such evaluation, the Board concluded, within the context of its full deliberations, that the fees to be paid to American Century and JP Morgan are reasonable and supported approval of the New Sub-Advisory Agreements.
Profitability. With respect to the profitability of Schwab Asset Management, the Trustees considered projected profitability to Schwab Asset Management before and after the appointment of American Century and JP Morgan as new sub-advisers. With respect to American Century and JP Morgan, no historical information regarding the profitability of their relationship to the Fund was available. The Trustees took into account, however, the fact that American Century and JP Morgan will be compensated by Schwab Asset Management, and not by the Fund directly, and that the compensation paid to American Century and JP Morgan reflects an arms-length negotiation between Schwab Asset Management and American Century and JP Morgan, which are each unaffiliated with each other. Based on this evaluation, the Board concluded, within the context of its full deliberations, that the expected profitability of Schwab Asset Management supported approval of the New Sub-Advisory Agreements.
Economies of Scale. The Board considered the existence of any economies of scale and whether those are passed along to the Fund’s shareholders through a graduated investment advisory fee schedules or other means, including any fee waivers by Schwab Asset Management and its affiliates. In connection with its evaluation, the Board took into account the fact that the existing contractual investment advisory fee schedules relating to the Fund include lower fees at higher graduated asset levels. Based on this evaluation, the Board concluded, within the context of its full deliberations, that the Fund obtains reasonable benefit from economies of scale.
In the course of their deliberations, the Trustees did not identify any particular information or factor that was all important or controlling. Based on the Trustees’ deliberation and their evaluation of the information described above, the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreements for an initial two-year term and concluded that the compensation under the New Sub-Advisory Agreements is fair and reasonable in light of such services, and such other matters as the Trustees considered to be relevant in the exercise of their reasonable judgment.
Additional Information about SEC Exemptive Order
The Trust and Schwab Asset Management have received exemptive relief from the SEC to permit Schwab Asset Management to hire or terminate investment managers without shareholder approval, subject to certain conditions. One of the conditions requires approval by the Board before any such hiring is implemented. In addition, within 90 days of the hiring of any new investment manager, shareholders of the Fund must be furnished with an information statement describing the new investment manager. The exemptive order currently prohibits Schwab Asset Management from entering into sub-advisory agreements with affiliates of the investment adviser without shareholder approval.
Additional Information about the Trust and Schwab Asset Management
The Trust is an open-end investment management company organized as a Massachusetts business trust on April 1, 1988.
Charles Schwab Investment Management, Inc., dba Schwab Asset Management, a wholly owned subsidiary of The Charles Schwab Corporation, located at 211 Main Street, San Francisco, CA 94105, serves as the Fund’s investment adviser and administrator pursuant to the Management Agreement.

Schwab, an affiliate of Schwab Asset Management, located at 3000 Schwab Way, Westlake, TX 76262, serves as distributor for the Fund.
Additional Information about American Century
American Century is a wholly-owned subsidiary of American Century Companies, Inc. American Century is a registered investment adviser organized in 1958. Its principal office located at 4500 Main Street, Kansas City, MO 64111.
American Century acts as an adviser to other funds whose investment objective is similar to the Fund, as shown in the table below.
Name of Fund	Investment Objective	Size of Fund as of December 31, 2022	Advisory Fee	Fee Waivers and Reimbursements
American Century Ultra Fund	Long-term capital growth	$17,046 million	Investor, A, C and R Class: 0.95%	0.022% waiver until February 29, 2024
American Century VP Ultra Fund	Long-term capital growth	$216 million	Class I: 0.89%	0.14% waiver until July 31, 2024
The principal executive officers and directors American Century, as of the date of this document, are set forth below. The address of each person below, as it relates to his or her duties with American Century, is the address of American Century listed above.
Name	Position and Principal Occupation with American Century and Principal Occupation, if Different from Position(s) with American Century
Victor Zhang	President, Chief Executive Officer, Chief Investment Officer, and Director
Patrick Bannigan	Chief Financial Officer, Chief Accounting Officer, Vice President, Director and Treasurer
Amy Shelton	Chief Compliance Officer
Cleo Chang	Senior Vice President and Director
John Pak	General Counsel
No officer or Trustee of the Fund is a director, officer or employee of American Century. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in American Century or any other person controlling, controlled by or under common control with American Century.
Since the beginning of the most recently completed fiscal year, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which American Century or any of its affiliates was or is to be a party.
Additional Information about JP Morgan
JP Morgan is an indirect, wholly-owned subsidiary of JP Morgan Chase & Co. JP Morgan is a registered investment adviser organized in 1984. Its principal office located at 383 Madison Avenue, New York, NY, 10179.
JP Morgan acts as an adviser to other funds whose investment objective is similar to the Fund, as shown in the table below.
Name of Fund	Investment Objective	Size of Fund as of December 31, 2022	Advisory Fee	Fee Waivers and Reimbursements
JPM Large Cap Growth Fund	The Fund seeks long-term capital appreciation.	$37 Billion	0.45%	(0.07)%
The principal executive officers and directors JP Morgan, as of the date of this document, are set forth below. The address of each person below, as it relates to his or her duties with JP Morgan, is the address of JP Morgan listed above.

Name	Position and Principal Occupation with JP Morgan and Principal Occupation, if Different from Position(s) with JP Morgan
George C. Gatch	Director, Chairman, Managing Director
Paul A. Quinsee	Director, Global Head of Equities, Managing Director
Andrew R. Powell	Director, AM CAO, Head of Global Client Service, Senior Business Manager, Managing Director
John T. Donohue	Director, President, CEO, Head of Global Liquidity, Managing Director
Joy C. Dowd	Director, Managing Director
Robert C. Michele	Director, Head of Global Fixed Income, Currency & Commodities, and Managing Director
Anton C. Pil	Director, Head of Global Alternatives, Managing Director
Benjamin A. Hesse	Director, Treasurer, CFO, Managing Director
Jedediah Laskowitz	Head of Global Asset Management Solutions, Managing Director
John L. Olivia	Chief Compliance Officer, Managing Director
Andrea L. Lisher	Director, Head of Americas, Client, Managing Director
Peter Bonanno	General Counsel, Asset Management, Managing Director
Katherine Manghillis	Secretary, Executive Director
No officer or Trustee of the Fund is a director, officer or employee of JP Morgan. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in JP Morgan or any other person controlling, controlled by or under common control with JP Morgan.
Since the beginning of the most recently completed fiscal year, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which JP Morgan or any of its affiliates was or is to be a party.
Additional Information about the Fund’s Affiliates
During the Fund’s fiscal year ended March 31, 2023, the Fund paid the following in commissions to brokers affiliated with Schwab Asset Management, the previous subadviser or any new subadviser of the Fund.
Broker	Affiliation	Commissions	Percentage of Aggregate Brokerage Commissions
J.P. Morgan Securities LLC	Subadviser	$85,252	19%
The Fund has entered into arms’ length, commercial agreements with affiliated persons of certain subadvisers to provide services to the Fund. These arrangements and the services provided thereunder will continue to be provided following the approval of the New Sub-Advisory Agreements.
Householding
To eliminate duplicate mailings of proxy materials, each household may receive one copy of these documents, under certain conditions. This practice is commonly called “householding.” If you want to receive multiple copies, you may write your Fund at the address on the front of this information statement or call 1-877-824-5615 or contact the financial intermediary through which you hold fund shares. Your instructions will be effective within 30 days of receipt by the Fund or other date as communicated by the financial intermediary.
Report to Shareholders
For a free copy of the Fund’s annual or semiannual report, call Schwab at 1-877-824-5615. In addition, you may visit the Schwab Funds’ website at www.schwabassetmanagement.com/schwabfunds_prospectus for a free copy of the Fund’s prospectus, SAI or an annual or semiannual report.
Laudus Trust 811-05547
REG121827-00
00289792